                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             (Amendment No. ____)


              BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

          KARPUS MANAGEMENT, INC. d/b/a KARPUS INVESTMENT MANAGEMENT
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Filed by the Registrant                     / /

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable

    (2) Form, Schedule or Registration Statement No.:  Not applicable

    (3) Filing Party:  Not applicable

    (4) Date Filed:  Not applicable


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               PRELIMINARY PROXY STATEMENT, AS FILED APRIL 1999

                          MEETING OF STOCKHOLDERS OF
               BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.

                                PROXY STATEMENT
                        OF KARPUS INVESTMENT MANAGEMENT

                  This proxy statement is furnished in connection with a solicitation of proxies by Karpus Management, Inc. doing business as Karpus Investment Management ("KIM"), to be used at a Special Meeting of Stockholders of Bull & Bear U.S. Government Securities Fund, Inc., a Maryland corporation (the "Fund"), and at any postponement or adjournment thereof. After reviewing this Proxy Statement, PLEASE SIGN AND RETURN THE BLUE PROXY CARD TO
------------------------.
YOUR VOTE IS CRITICAL. KIM RECOMMENDS THAT YOU VOTE AGAINST THE INDEPENDENT AUDITORS PROPOSED BY MANAGEMENT, VOTE AGAINST MANAGEMENT'S PROPOSAL TO CHANGE THE FUND'S NAME AND VOTE FOR KIM'S PROPOSAL TO TERMINATE THE ADVISER.

The Special Meeting of Stockholders of the Fund will be held at the office of _______________________________________ on __________________1999 at _______.
(the "Meeting").

         KIM is dissatisfied with the years of poor investment management of the Fund by CEF Advisers, Inc. (formerly Bull & Bear Advisers, Inc.) and the poor leadership exhibited by the Fund's Board of Directors. The Fund's poor management and leadership has resulted in its inferior investment performance.

         Management's Proposed Ratification of Auditors  (VOTE "AGAINST")

         The Fund's Management failed to ratify the Fund's auditor Tait Weller & Baker at the annual meeting of stockholders held on December 18, 1998. The stockholders voted their sentiment that they were fed up with the high expenses and poor performance of their Fund. Management now proposes a different auditor, Sanville & Co, without disclosing to the shareholders many items they are entitled to know. How many CPA's are employed at Sanville? What is their experience level and how many registered investment companies are they the auditor for? Will Sanville & Co. agree with the Fund's high expenses? KIM urges you to vote "against" ratification of the auditors proposed by the Fund.

         Management's Proposed change of the Fund's Name  (VOTE "AGAINST")

         The Fund's Management has proposed an amendment to the Fund's charter to change the name of the Fund to "Bexil U.S. Government Securities Fund, Inc.". Why do they HAVE TO CHANGE THE NAME? The answer to this question is that they have sold the rights to the name "Bull & Bear" to the Royal Bank of Canada and have not offered compensation to the Fund's stockholders for this sale! The Fund's Management has not been truthful regarding this proposed name change. KIM urges stockholders to vote "against" the proposed name change.

         KIM'S Proposal.  (VOTE "FOR")

         The Investment Management Agreement dated September 12, 1996, as the same may have been amended, extended, or restated, between Bull & Bear Advisers, Inc. and Bull & Bear U.S. Government Securities Fund, Inc., shall be terminated promptly following the meeting of stockholders of the Fund at which this proposal is approved ("KIM's Proposal"). KIM URGES THE STOCKHOLDERS TO VOTE "FOR" KIM'S PROPOSAL.

         This proxy Statement is furnished in connection with a solicitation of proxies by KIM to be used at the Meeting, Stockholders of record at the close of business on ________1999 (the "Record Date") are entitled to be present and to vote on matters at the Meeting. Holders of the common stock of the Fund (the "Shares") are entitled to one vote for each Share held and fractional votes for each fractional Share held. Stockholders of the Fund will vote as a single class and will vote separately on each proposal. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If no instructions are given on KIM's blue proxy card, such Shares will be voted AGAINST the proposed ratification of auditors, AGAINST the proposed change of the Fund' name, FOR KIM's Proposal and on any other matter that may properly come before the MEETING. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a subsequently dated and properly executed proxy or by attending the Meeting and voting in person.

                  As of the Record Date, there were ____________Shares issued and outstanding entitled to be voted at the Meeting and KIM's clients held _________ Shares, representing approximately ________% of the outstanding shares. It is estimated that KIM's definitive proxy materials will be mailed to stockholders of record on or about _______ 1999. The Fund's principal executive offices are located at 11 Hanover Square, New York, NY 10005. Copies of the Fund's most recent Annual and Semi-Annual


Reports are available without charge upon written request to the Fund at its principal office or by calling toll-free 1-888-847-4200. CEF Advisers, Inc., formerly known as Bull & Bear Advisers, Inc. (the "Investment Manager"), located at the Fund's principal office, is the Fund's investment manager. KIM is located at 14A Tobey Village Office Park, Pittsford, NY 14534 and its fax number is (716) 584-4315.

Explanation of KIM's Opposition to Management's Proposed Ratification of the Selection of Auditors.

         KIM objects to the high level of the Fund's expenses. The Fund has one of the highest expense ratios in the industry (4.62% annualized for the six months ending December 31, 1998). According to "The Thomas J. Herzfeld 1997-1998 Encyclopedia of Closed-End Funds," the Fund has the 4th highest expense ratio of any fund in the bond Fund Category for the year ended June 30, 1997 (5.77% expense ratio).

         The Fund's legal expenses alone from June 30, 1997 through December 31, 1998, were $482,647 (according to the Fund's annual report of June 30, 1998 and semi -annual report of December 31, 1998). Shareholders voted their displeasure at the Fund's Management by refusing to ratify the previous auditor of the Fund!

         KIM believes the Fund can not issue an annual audited financial report without an auditor that has been approved by the Fund's stockholders, and because of this the Fund should be liquidated with net asset values paid to the stockholders. Pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), if the selection of an accountant has been rejected, the vacancy so occurring may be filled by a vote of a majority of the outstanding Shares. For such purposes a majority means the lesser of (a) at least 67% of the Shares present at the meeting, if the holders of more than 50% of the Shares are present or presented by proxy, or
(b) more than 50% of the Shares are present or represented by proxy.

         Pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder, the Fund is required to file with the Securities and Exchange Commission (the"SEC") and to furnish to stockholders annual financial statements that are audited by independent public accountants. Pursuant to the 1940 Act, it is unlawful for the Fund to file with the SEC any financial statement signed or certified by an independent public accountant unless such accountant has been ratified by the stockholders.

         If the stockholders do not approve the Fund's independent auditors, the Fund will not be able to file the financial statements required by the 1934 Act. KIM believes that the Fund may be forced to be liquidated and dissolved. This will result in the payment to each stockholder of the Fund's net asset value per Share (less any costs of liquidation), which KIM believes will be substantially more than the trading price of the Shares.

         The Fund has not disclosed the experience of Sanville & Co. to the shareholders. KIM believes that Sanville & Co. may be another of "Management's auditors" that will continue to allow the Fund to charge the shareholders for costs, that in the opinion of KIM, should be borne by the Fund's Management.

         Join KIM again in sending a message to Management that the stockholders are dissatisfied with the Fund's financial management.

VOTE "AGAINST" THE RATIFICATION OF THE SELECTION OF THE FUND'S AUDITORS.

Explanation of KIM's Opposition to Management's Proposed Amendment to the Fund's Charter to Change the Fund's Name.

         In November of 1998, Management asked the stockholders to approve amending the Fund's Articles of Incorporation to change the name of the Fund to "Bexil Corporation". According to the Fund's Management the reason for this change was to "enhance the acceptance of the Fund's shares in the marketplace". It is the opinion of KIM that Management withheld the real reason that it was proposing a name change: for several months Management had been negotiating to sell the Fund's rights to use the name "Bull & Bear". On the day before the annual meeting, Bull & Bear Group announced that they had entered into a agreement whereby Royal Bank of Canada would acquire Bull & Bear Securities, Inc., which was wholly owned by the "Group". As part of this agreement with the Royal Bank, the "Group" would also transfer its rights to the Bull & Bear name and subsequently change its name and names of its other subsidiaries and affiliates. The "Group" received approximately $6 million dollars for this transaction. The shareholders have received $0.00. It is the belief of KIM that stockholders deserve $500,000.00 compensation for the sale of the name. This would be about $0.66 per share for each share held.

         Join KIM again in sending a message to Management that the stockholders will not accept the misleading and self-serving manner in which management sold their fund's name.

VOTE "AGAINST' AMENDING THE FUND'S CHARTER TO CHANGE THE FUND'S NAME.

Explanation of KIM's Proposal

         KIM is proposing the termination of the Investment Management Agreement of the Investment Manager with the Fund due to what KIM believes to be inferior investment performance and uncontrolled expenses. KIM believes that the Fund has generated inadequate investment returns for stockholders. KIM also believes that the Fund's Management has consistently misled shareholders.

         Management recommended to the shareholders to change the format of the Fund in September of 1996 from open-end to closed-end. The result of this was for the Fund to almost immediately trade at a market price discount to the net asset value of the Fund. As of April 9, 1999, the Shares traded at a 5.93% discount from net asset value. This means that shares sold in the marketplace on this date were worth almost 6% less or $0.82 per share more if the Fund had remained open-ended. The historic net asset value discount has ranged from -4.91% to -17.12% (time period of February 7, 1998 to April 9, 1999).

         The Fund will take credit for what it reports is stellar performance. They will cite isolated periods of time to substantiate this fact. However, it is the belief of KIM, that short periods of time are meaningless to be an accurate judge of performance. If you are a stockholder that owned shares of the Fund when it was in open-end format, the performance touts of the Fund mean nothing to you. These stockholders are still experiencing a market price loss if sold. Management can certainly take credit for their recommendation for changing the Fund's format, resulting in the Shares selling at a constant discount to net asset value.

         KIM believes, that if it were not for KIM purchasing shares of the Fund, which we believe helped to support the market price, along with KIM's pursuit to improve investment performance of the Fund, the Fund would have experienced even worse market performance. Because of KIM's attempt to improve performance of the Fund and retain the original investment objective of the Fund, Management has attempted to force KIM into selling all the shares of the Fund that KIM represents. KIM believes the act of selling over 15% of the outstanding shares of the Fund within a limited time period would have a devastating effect on the market price of the shares.

         As computed on Bloomberg Analytic's, the simple price appreciation or depreciation (net change in price) of the net asset value of the Fund, which does not include dividends being reinvested, from February 7, 1997 (the first net asset value reported to Bloomberg) to April 9, 1999 equaled a -3.32% annual equivalent. (Annual equivalent is the annual representation of a securities yield, which pays interest more than once a year.)

         From October 4, 1996 through and including April 9, 1999, the trading price of the Shares has experienced an 11.86% price decline. During this period, the total return of the Fund, including dividends being reinvested in Shares equaled an annual equivalent of 2.72%, while the Merrill-Lynch 1-10 year U.S. Government Note and Bond Index generated an annualized return of 7.24%.

         The 8% distribution policy adopted by the Fund is eroding the net asset value of the Fund. The 8% distribution policy pays dividends to the stockholders equal to 2% of the net asset value of the Fund on a quarterly basis, whether or not the Fund earns 2%. In the past Management has stated that KIM is against high dividend policies. KIM would love to see high dividends generated by the Fund, BUT they have to earn them, not give stockholders back their own money.

         According to tax information released by the Fund and received by KIM, the Fund originally declared all distributions received for 1998 to be dividends. However, the Fund has to reallocate the return to represent that 19.74% of the distributions received for the 1998 calendar year consisted of return of capital. KIM also believes that this information was not forwarded to all stockholders (according to information received by Depository Trust Company), and was not available in a timely fashion, causing many stockholders to OVERPAY their income taxes. When stockholders receive return of capital as part of a dividend, they should reduce their cost basis by the amount of capital received. Additionally, this could potentially cause further needless tax liabilities upon the sale of the security.

         KIM believes that it is in the best interest of the Fund to seek another manager and adviser that ranks in the top quartile of fixed income managers by nationally recognized services. KIM would like the new manager to be responsive to recommendations, such as to liquidate the Fund, to open-end the Fund, to merge the Fund with another fund of similar characteristics or initiate Share repurchase programs and tender offers. The stockholders deserve a manager that will work for them in increasing their investment return.

         Cede & Co., the nominee of Depository Trust Co. ("DTC") brought this proposal on behalf of its principals Citibank N.A. and Chase Manhattan Bank, who have represented to Cede & Co. that they intend, through their customer KIM, to appear in person or by proxy at the Meeting of the Fund to bring KIM's Proposal before the meeting.

         The approval of KIM's Proposal requires the affirmative vote of either of (a) more than 50% of the outstanding Shares or (b) if the holders of more than 50% of the outstanding Shares are present or represented by proxy at the Meeting, 67% of such Shares.

KIM RECOMMENDS THAT STOCKHOLDERS TERMINATE THE INVESTMENT MANGEMENT AGREEMENT OF THE INVESTMENT MANAGER OF THE FUND

Additional information

         KIM and the  following  advisory  clients  for  which  it acts as investment adviser will bear the cost of soliciting proxies: Acra-Local 725 Pension Trust of Dade, Amalgamated Transit Union Local #1342, Cardinal American Corporation, Jeffrey I Cooper, Elderwood Affiliates Inc. Retirement Plan, Seymour Fisher Marital Tr., Fish Furniture Profit Sharing Trust, Hugh V. Foley MD IRA Rollover, The William and Estelle Golub Foundations Inc, Hammer Lithograph Corp Deferred Profit Sharing, Peter Russo Trustee U/W William Henderson FBO F. Elizabeth, InterMetro Inc. Corp. Salaried Employees Pension Trust, James W. Morris IRA Rollover, Plumbers & Pipefitters Local 138 Pension Fund, Roman Catholic Diocese of Syracuse Inc., Sheet Metal Workers Local 46 Annuity Fund., Sheet Metal Workers Local 46 Pension Fund, YWCA of Rochester and Monroe County Board Designated Fund, YWCA of Rochester & Monroe County

Endowment Fund, R.M. Blumenberg MD, M.L. Gelfand MD, P.A. Skudder MD Retirement Plan, John W. Brown Jr. IRA Rollover, Gateway Longview Inc, Asset Management, Golub Corporation Employees Retirement Plan, James Vazzanna, Patricia Vazzanna & Michael Ray as Trustees for Andrew J. Kirch Charitable Remainder Trust U/Paragraph 7th of Will, R. Edward Lodico IRA Rollover, Ronald and Judith Newman, and Siewert Equipment Co. Inc. Deferred Profit Sharing Plan.

         In addition to the use of the mails, proxies may be solicited personally, by telephone or by other means, and such clients may pay persons holding Shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Solicitations may be made by regular employees of KIM. In addition, KIM may retain an agent to solicit proxies on behalf of KIM. Additional costs and expenditures, including fees for attorneys, printing and mailing are anticipated to be approximately $ . Authorizations to execute proxies may be obtained by telephonic instructions in accordance with procedures designed to authenticate the stockholder's identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide his or her address, social security number (in the case of an individual) or taxpayer identification number (in case of an entity) or other identifying information, the number of Shares owned, and to confirm that the stockholder has received KIM's Proxy Statement and proxy card. Within 48 hours of receiving a stockholder's telephonic voting instruction, and prior to the Meeting, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder's instructions and to provide a telephone number to call immediately if the stockholder's instructions are not correctly reflected in the confirmation. Stockholders requiring further information with respect to telephonic voting instruction or the proxy in general should contact Karpus Management Inc., toll-free at 800-646-4005. KIM intends to seek reimbursement from the Fund to itself and its advisory clients for some or all of their costs of solicitation.

         If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Shares on a particular matter with respect to which the broker or nominee does not have discretionary power to vote the Shares) or is an abstention (collectively "abstentions") the Shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business. Under Maryland law, abstentions do not constitute a vote "for" or " against" a matter and will be disregarded in determining "votes Cast" on an issue. Abstention, however, will have the affect of a "no" vote for the purpose of obtaining requisite approval for Proposals 1,2, and 3. Generally, abstention has the effect of a "no" vote with respect to requirements under the 1940 Act and such action will constitute the presence of such Shares for purposes of determining a quorum.

         Each of Management's proposals and KIM's Proposal is the subject of a proxy contest between KIM and the Fund's Management. Accordingly, KIM believes that brokers may not vote or submit proxies with respect to such matters, unless they are so instructed by the beneficial owners or other persons authorized to vote their Shares. If a broker believes that it is permitted to vote or submit proxies on specific matters without instructions, KIM believes that such broker should exercise its discretion not to vote and not to submit any proxies. KIM believes that the stockholders alone should cast or withhold votes on the entire proxy.

         A quorum for the Meeting is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Shares entitled to vote at the Meeting. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve any of the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes cast, the nature of any further solicitation, and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those Shares affected by the adjournment that are represented at the Meeting in person or by proxy. A stockholder vote may be taken for one or more of the proposals in this Proxy Statement prior to any adjournment, if sufficient votes have been received for approval.


Litigation

In an action pending before the United States District Court, Southern District of New York, the Fund's Management has alleged that KIM has damaged the Fund's Trading market and violated Section 16 (b) of the 1934 Act and Rule 10b-5 under such Act. KIM has repeatedly denied these allegations and is defending this action vigorously. KIM believes that its activities have helped to support the market price of the Fund and have in no manner damaged the Fund's trading market. On the other hand, Management has demanded that KIM sell all of its Shares during a six month period, without regard to the severe damage to the Fund's market that such sales could cause.

         KIM believes that Management is using this action to force KIM to incur additional expenses, to harass KIM's clients and to discourage KIM from pursuing its rights as a stockholder on behalf of its clients.

         Management refused to provide a list of stockholders to KIM, alleging improper purposes. KIM believes that, as a stockholder of more than 5% of the Fund for more than six months, KIM was entitled to such list under Maryland law. KIM commenced an action in Maryland to obtain the stockholders list and inspect the books and records of the Fund. Despite an estimated litigation cost of $5-10,000, KIM and the Accounts spent more than $45,000 to attempt to protect their rights. Expecting that continuing such action would cost at least another $30,000, KIM proposed and both parties agreed to a stipulation of voluntary dismissal with prejudice.

         On December 22, 1998 KIM initiated action in the United States District Court for the District of Maryland (Northern Division) in the form of a one-count complaint seeking to compel BBG to make its voting record available for inspection. After preliminary proceedings, BBG was ordered to produce the voting records and production was made on February 25, 1999. The Fund has asserted counter-claims against KIM claiming misleading proxy statements in connection with the 1998 proxy contest and is seeking to invalidate votes cast by KIM supporters. The Fund is also claiming defamation damages. Kim is vigorously defending these claims. The outcome of this matter can not be predicted with certainty. On April 15, 1999 KIM filed a motion seeking the Courts permission to file an amended complaint alleging proxy violations against BBG in connection with the December 18, 1998 annual meeting. Once again the outcome of this matter can not be predicted with any certainty.

VOTE "AGAINST" MANAGEMENT'S PROPOSALS TO RATIFY THE SELECTION OF AUDITORS AND
          TO CHANGE THE FUND'S NAME. AND VOTE "FOR" KIM'S PROPOSAL.

         PLEASE VOTE THE BLUE PROXY CARD PROMPTLY. IF YOU HAVE ANY
QUESTIONS OR WISH TO DISCUSS ANY ISSUES WHICH MAY BE OF CONCERN TO YOU, WE URGE YOU TO CONTACT KIM. PLEASE CALL 1-800 646-4005 ANYTIME BETWEEN 8:30 A.M. AND 5:00 P.M.

                         KARPUS MANAGEMENT, INC. d/b/a
                         KARPUS INVESTMENT MANAGEMENT
                        14 A Tobey Village Office Park
                           Pittsford, New York 14534


THIS PROXY IS SOLICITED ON BEHALF OF KARPUS INVESTMENT MANAGEMENT ("KIM")
         ON BEHALF OF ITS CLIENTS, AS STOCKHOLDERS.

         The undersigned hereby appoints George W. Karpus and Joel Negrin, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Bull & Bear U.S. Government Securities Fund, Inc. outstanding in the name of the undersigned on ____________________1999, at the meeting of stockholders to be held on ________, 1999 or any adjournment(s) thereof. IF NO DIRECTIONS ARE GIVEN, THE

PROXIES WILL VOTE "AGAINST" MANAGEMENT'S PROPOSAL TO RATIFY THE SELECTED AUDITORS, "AGAINST" MANAGEMENT'S PROPOSAL TO CHANGE THE FUND'S NAME, "FOR" KIM'S PROPOSAL AND IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY/VOTING INSTRUCTIONS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

         KIM recommends a vote "AGAINST" the ratification of the selection of Sanville & Company as the Fund's auditors.

       [ ]  FOR          [ ]  AGAINST                       [ ] ABSTAIN

         KIM recommends a vote "AGAINST" the amendment of the Fund's Charter to change the Fund's name to Bexil U.S. Government Securities Fund, Inc.

      [ ]  FOR          [ ]  AGAINST                       [ ] ABSTAIN

             (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

         KIM RECOMMENDS A VOTE "FOR" KIM'S PROPOSAL TO TERMINATE THE INVESTMENT MANAGEMENT AGREEMENT.


The Investment Management Agreement dated September 12, 1996, as the same may have been amended, extended or restated, between Bull & Bear Advisers, Inc. and Bull & Bear U.S. Government Securities Fund, Inc. shall be terminated promptly following the meeting of stockholders of the Fund at which this proposal is approved.

      [ ]  FOR          [  ]  AGAINST             [ ] ABSTAIN

         This proxy will be voted as indicated, but if no direction is given, this proxy will be voted as KIM recommends.

         Remember - The last proxy you sign, date and submit will be the proxy that counts for your vote. Make sure to date this proxy and tovote the way you wish.

                                    --------------------------
                                            Signature
                                    --------------------------
                                            Signature, if held jointly
                                        Dated:   _____________, 1999

                                    Please sign exactly as name appears
                                    hereon. When shares are held by joint
                                    tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.